Exhibit 99.1

Simulations Plus Reports Second Quarter Fiscal 2024 Financial Results
Total revenue of $18.3 million and diluted earnings per share (EPS) of $0.20
Maintains full-year revenue guidance of $66 to $69 million (+10-15%) and EPS guidance of $0.66 to $0.68

LANCASTER, CA, April 3, 2024 – Simulations Plus, Inc. (NASDAQ: SLP) (“Simulations Plus”), a leading provider of modeling and simulation software and services for pharmaceutical safety and efficacy, today reported financial results for its second quarter fiscal 2024, ended February 29, 2024.

Second Quarter 2024 Financial Highlights (compared to second quarter 2023)
•Total revenue increased 16% to $18.3 million
•Software revenue increased 11% to $11.6 million, representing 63% of total revenue
•Services revenue increased 27% to $6.7 million, representing 37% of total revenue
•Gross profit increased to $13.2 million; gross margin was 72%
•Adjusted EBITDA of $7.1 million, representing 39% of total revenue
•Net income of $4.0 million and diluted earnings per share (EPS) of $0.20 versus net income of $4.2 million and diluted EPS of $0.20

Six Months 2024 Financial Highlights (compared to six months 2023)
•Total revenue increased 18% to $32.8 million
•Software revenue increased 16% to $19.2 million
•Services revenue increased 22% to $13.6 million
•Gross profit increased 3% to $23.1 million; gross margin was 70%
•Adjusted EBITDA of $10.5 million, representing 32% of total revenue
•Net income of $6.0 million and diluted EPS of $0.29 versus net income of $5.4 million and diluted EPS of $0.26

Management Commentary

“Our second quarter results reflected strong performance in both our software and services segments,” said Shawn O’Connor, Chief Executive Officer of Simulations Plus. “Total revenue increased 16%, driven by higher software revenues in our Clinical Pharmacology & Pharmacometrics (CPP) business unit and the Cheminformatics business unit, whose ADMET Predictor® platform continued to gain adoption and added another new Artificial Intelligence (AI) biotech customer in the second quarter. Services revenue growth was primarily driven by higher revenues in our Quantitative Systems Pharmacology (QSP) and Physiologically Based Pharmacokinetics (PBPK) business units.

“Since the beginning of calendar 2024, we have seen encouraging signs in biotech funding with notable strength from biotech companies that have candidates undergoing clinical trials. Regarding large pharmaceutical companies, funding continues to vary depending on their near-term direction and business outlook, but the overall market is healthier compared to a year ago. For the balance of 2024, we remain cautiously optimistic that demand for our comprehensive suite of modeling and simulation software products and services will continue to gain momentum as the funding environment improves.

“During the quarter, we also launched our corporate development initiative to intensify our focus on strategic investments and partnerships in early-state technology companies. While strategic acquisitions to complement organic growth remain a priority, we believe there are hidden gems among early-stage companies developing high-potential technologies. We believe that our ability to identify and evaluate commercial applications for emerging technologies will complement our own R&D efforts and position Simulations Plus at the forefront of innovation.

“Our strong performance in the first half of the year, combined with market improvement, puts us on track to achieve our guidance for fiscal 2024. We entered the third quarter with a healthy pipeline and a solid balance sheet, and we are confident that Simulations Plus is firmly positioned to advance its critical role in drug development workflow. Our unwavering focus remains on delivering disciplined growth and achieving long-term returns for our shareholders.”

Fiscal 2024 Guidance

	Fiscal 2024 Guidance	Annual Increase
Revenue	$66M - $69M	10 - 15%
Software mix	55 - 60%	—
Services mix	40 - 45%	—
Diluted earnings per share	$0.66 - $0.68	35 - 39%

Quarterly Dividend

The Company’s Board of Directors declared a cash dividend of $0.06 per share of the Company’s common stock, payable on May 6, 2024, to shareholders of record as of April 29, 2024. The declaration of any future dividends will be determined by the Board of Directors each quarter and will depend on earnings, financial condition, capital requirements, and other factors.

Environmental, Social, and Governance

We focus our Environmental, Social, and Governance (ESG) efforts where we can have the most positive impact. To learn more about our latest initiatives and priorities, please visit our website to read our 2023 ESG update.

Webcast and Conference Call Details

Shawn O’Connor, chief executive officer, and Will Frederick, chief financial and operations officer, will host a conference call and webcast today at 5 p.m. Eastern Time to discuss the details of the Company’s performance for the quarter and certain forward-looking information. The call may be accessed by registering here or by calling 1-877-451-6152 (domestic) or 1-201-389-0879 (international) or by clicking on this Call me™ link to request a return call. The webcast will be available on our website under Conference Calls & Presentations. A replay of the webcast will be available on the website approximately one hour following the call.

Non-GAAP Definitions

Adjusted EBITDA

Adjusted EBITDA is defined as earnings (loss) before interest, taxes, depreciation and amortization, stock-based compensation, (gain) loss on currency exchange, any acquisition- or financial-transaction-related expenses, and any asset impairment charges. Currency exchange excluded represents the exchange rate fluctuations on the foreign currency denominated transactions. The impact of transactions in foreign currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency. The Company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The Company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation. Adjusted EBITDA represents a measure that we believe is customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures that we present. Our management also believes that Adjusted EBITDA is useful in evaluating our core operating results. However, Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income or operating income as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity. The Company’s Adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to nonrecurring, unusual items.

Adjusted Diluted EPS

Adjusted diluted EPS is calculated based on net income excluding the impact of any acquisition- or financial-transaction-related expenses, any asset impairment charges, and tax provisions / benefits related to the previous items. The Company excludes the above items because they are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

The Company believes that the use of non-GAAP measures helps investors to gain a better understanding of the Company’s core operating results and future prospects, consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts.

About Simulations Plus

Serving clients worldwide for more than 25 years, Simulations Plus is a leading provider in the biosimulation market providing software and consulting services supporting drug discovery, development, research, and regulatory submissions. We offer solutions that bridge artificial intelligence (AI)/machine learning, physiologically based pharmacokinetics, quantitative systems pharmacology/toxicology, and population PK/PD modeling approaches. Our technology is licensed and applied by major pharmaceutical, biotechnology, and regulatory agencies worldwide. For more information, visit our website at www.simulations-plus.com. Follow us on LinkedIn | X | YouTube.

Forward-Looking Statements

Except for historical information, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties. Words like “believe,” “expect,” and “anticipate” mean that these are our best estimates as of this writing, but there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to successfully integrate the Immunetrics business with our own, as well as expenses we may incur in connection therewith, our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, market conditions, macroeconomic factors, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports and filed with the U.S. Securities and Exchange Commission.

Investor Relations Contacts:
Lisa Fortuna
Financial Profiles
310-622-8251
slp@finprofiles.com

Renee Bouche
Simulations Plus Investor Relations
661-723-7723
renee.bouche@simulations-plus.com

SIMULATIONS PLUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended		Six Months Ended
(in thousands, except per common share amounts)	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Revenues
Software	$11,614	$10,487	$19,203	$16,561
Services	6,691	5,263	13,602	11,153
Total revenues	18,305	15,750	32,805	27,714
Cost of revenues
Software	1,348	843	2,339	1,728
Services	3,736	1,777	7,397	3,563
Total cost of revenues	5,084	2,620	9,736	5,291
Gross profit	13,221	13,130	23,069	22,423
Operating expenses
Research and development	1,312	1,317	2,529	2,483
Sales and marketing	1,949	1,730	3,938	3,215
General and administrative	5,518	6,049	11,200	11,813
Total operating expenses	8,779	9,096	17,667	17,511
Income from operations	4,442	4,034	5,402	4,912
Other income	810	1,034	2,256	1,774

Income before income taxes	5,252	5,068	7,658	6,686
Provision for income taxes	(1,223)	(894)	(1,684)	(1,267)
Net income	$4,029	$4,174	$5,974	$5,419

Earnings per share
Basic	$0.20	$0.21	$0.30	$0.27
Diluted	$0.20	$0.20	$0.29	$0.26

Weighted-average common shares outstanding
Basic	19,975	20,112	19,961	20,200
Diluted	20,315	20,529	20,288	20,657

Other comprehensive (loss) income, net of tax
Foreign currency translation adjustments	(15)	(23)	(69)	30
Comprehensive income	$4,014	$4,151	$5,905	$5,449

SIMULATIONS PLUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)	(Audited)
(in thousands, except share and per share amounts)	February 29, 2024	August 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$37,031	$57,523
Accounts receivable, net of allowance for credit losses of $30 and $46	13,114	10,201
Prepaid income taxes	1,364	804
Prepaid expenses and other current assets	4,975	3,904
Short-term investments	71,473	57,940
Total current assets	127,957	130,372
Long-term assets
Capitalized computer software development costs, net of accumulated amortization of $17,962 and $17,199	12,333	11,335
Property and equipment, net	843	671
Operating lease right-of-use assets	1,062	1,247
Intellectual property, net of accumulated amortization of $10,117 and $9,301	7,873	8,689
Other intangible assets, net of accumulated amortization of $2,606 and $2,107	12,935	12,825
Goodwill	19,099	19,099
Long-term investments	9,024	—
Deferred tax assets	2,323	1,438
Other assets	524	425
Total assets	$193,973	$186,101
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$360	$144
Accrued compensation	3,184	4,392
Accrued expenses	2,992	659
Contracts payable	5,110	3,250
Operating lease liability - current portion	425	442
Deferred revenue	2,457	3,100
Total current liabilities	14,528	11,987
Long-term liabilities
Operating lease liability	607	755
Contracts payable – net of current portion	1,800	3,330
Total liabilities	16,935	16,072
Commitments and contingencies	—	—
Shareholders' equity
Preferred stock, $0.001 par value - 10,000,000 shares authorized; no shares issued and outstanding	$—	$—
Common stock, $0.001 par value and additional paid-in capital —50,000,000 shares authorized; 19,983,703 and 19,937,961 shares issued and outstanding	148,472	144,974
Retained earnings	28,776	25,196
Accumulated other comprehensive loss	(210)	(141)
Total shareholders' equity	177,038	170,029
Total liabilities and shareholders' equity	$193,973	$186,101

SIMULATIONS PLUS, INC.
Trended Financial Information*
(Unaudited)

(in millions except earnings per share amounts)

	FY 2022				FY 2023				FY 2024		FY 2022	FY 2023	FY 2024
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Full Year	Full Year	YTD
Revenue
Software	$7.4	$9.8	$9.6	$5.9	$6.1	$10.5	$10.6	$9.3	$7.6	$11.6	$32.7	$36.5	$19.2
Services	5.0	5.0	5.3	5.8	5.9	5.3	5.6	6.3	6.9	6.7	21.2	23.1	13.6
Total	$12.4	$14.8	$15.0	$11.7	$12.0	$15.8	$16.2	$15.6	$14.5	$18.3	$53.9	$59.6	$32.8

Gross Margin
Software	90.0%	92.0%	92.4%	86.1%	85.4%	92.0%	91.5%	89.4%	86.9%	88.4%	90.6%	90.1%	87.8%
Services	60.0%	59.3%	65.6%	68.2%	69.7%	66.2%	63.4%	62.1%	47.0%	44.2%	63.5%	65.3%	45.6%
Total	77.8%	80.9%	82.9%	77.2%	77.7%	83.4%	81.8%	78.4%	67.9%	72.2%	79.9%	80.5%	70.3%

Income from operations	$3.8	$5.5	$4.9	$0.7	$0.9	$4.0	$4.1	$(0.3)	$1.0	$4.4	$14.9	$8.7	$5.4
Operating Margin	30.6%	37.0%	33.1%	5.9%	7.3%	25.6%	25.2%	-1.8%	6.6%	24.3%	27.7%	14.6%	16.5%
Net Income	$3.0	$4.4	$4.1	$1.0	$1.2	$4.2	$4.0	$0.5	$1.9	$4.0	$12.5	$10.0	$6.0
Diluted Earnings Per Share	$0.15	$0.21	$0.20	$0.05	$0.06	$0.20	$0.20	$0.03	$0.10	$0.20	$0.60	$0.49	$0.29
Adjusted EBITDA	$5.3	$7.2	$6.5	$2.5	$3.0	$6.2	$6.5	$4.9	$3.4	$7.1	$21.5	$20.6	$10.5
Adjusted Diluted EPS	$0.15	$0.21	$0.20	$0.06	$0.07	$0.21	$0.21	$0.18	$0.10	$0.20	$0.61	$0.67	$0.10
Cash Flow from Operations	$3.6	$2.6	$3.8	$7.9	$4.7	$5.5	$8.5	$3.1	$0.2	$5.8	$17.9	$21.9	$6.0

Revenue Breakdown by Region
Americas	$8.5	$9.7	$11.2	$8.4	$8.5	$10.6	$10.8	$11.0	$10.9	$12.5	$37.7	$40.8	$23.4
EMEA	3.0	3.7	1.9	1.7	2.1	3.6	3.4	2.6	2.3	4.7	10.4	11.7	7.0
Asia Pacific	0.9	1.4	1.9	1.6	1.3	1.5	2.1	2.1	1.3	1.2	5.8	7.0	2.5
Total	$12.4	$14.8	$15.0	$11.7	$12.0	$15.8	$16.2	$15.6	$14.5	$18.3	$53.9	$59.6	$32.8

Software Performance Metrics
Average Revenue per Customer (in thousands)
Commercial	$71	$101	$95	$65	$68	$110	$97	$88	$79	$113

Services Performance Metrics
Backlog (in millions)	$15.4	$17.0	$16.7	$15.9	$15.8	$15.4	$15.7	$19.5	$18.9	$18.0

*Numbers may not add due to rounding

SIMULATIONS PLUS, INC.
Reconciliation of Adjusted EBITDA to Net Income*
(Unaudited)

(in millions)

	FY 2022				FY 2023				FY 2024		FY 2022	FY 2023	FY 2024
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Full Year	Full Year	YTD
Net Income	$3.0	$4.4	$4.1	$1.0	$1.2	$4.2	$4.0	$0.5	$1.9	$4.0	$12.5	$10.0	$6.0
Excluding:
Interest income and expense, net	(0.1)	(0.1)	(0.1)	(0.4)	(0.8)	(1.0)	(1.1)	(1.3)	(1.3)	(1.3)	(0.7)	(4.1)	(2.6)
Provision for income taxes	0.8	1.1	0.7	(0.1)	0.4	0.9	0.9	(0.5)	0.5	1.2	2.6	1.7	1.7
Depreciation and amortization	0.8	1.0	0.9	0.9	0.9	0.9	0.9	1.1	1.1	1.1	3.6	3.9	2.2
Stock-based compensation	0.6	0.7	0.7	0.7	0.9	1.2	1.1	1.1	1.3	1.6	2.7	4.2	2.9
(Gain) loss on currency exchange	(0.1)	(0.1)	0.2	0.2	—	—	0.3	0.2	—	0.1	0.2	0.5	0.1
Impairment of other intangibles	—	—	—	—	—	—	—	0.5	—	—	—	0.5	—
Change in value of contingent consideration	0.1	0.1	—	—	—	—	—	0.7	(0.1)	0.4	0.3	0.7	0.3
Mergers & Acquisitions expense	—	—	—	0.3	0.3	0.1	0.4	2.5	—	—	0.3	3.3	—
Adjusted EBITDA	$5.3	$7.2	$6.5	$2.5	$3.0	$6.2	$6.5	$4.9	$3.4	$7.1	$21.5	$20.6	$10.5
*Numbers may not add due to rounding

SIMULATIONS PLUS, INC.
Reconciliation of Adjusted Diluted EPS to Diluted EPS*
(Unaudited)
(in millions, except Diluted EPS and Adjusted Diluted EPS)

	FY 2022				FY 2023				FY 2024		FY 2022	FY 2023	FY 2024
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Full Year	Full Year	YTD
Net Income (GAAP)	$3.0	$4.4	$4.1	$1.0	$1.2	$4.2	$4.0	$0.5	$1.9	$4.0	$12.5	$10.0	$6.0
Excluding:
Mergers & Acquisitions expense	—	—	—	0.3	0.3	0.1	0.4	0.9	—	—	0.3	1.7	—
Immunetrics transaction costs	—	—	—	—	—	—	—	2.3	—	—	—	2.3	—
Cognigen trade name write-off	—	—	—	—	—	—	—	0.5	—	—	—	0.5	—
Tax effect on above adjustments	—	—	—	(0.1)	(0.1)	—	(0.1)	(0.5)	—	—	(0.1)	(0.7)	—
Adjusted Net income (Non-GAAP)	$3.0	$4.4	$4.1	$1.2	$1.5	$4.2	$4.3	$3.7	$1.9	$4.0	$12.8	$13.8	$6.0
Weighted-average common shares outstanding:
Diluted	20.7	20.7	20.8	20.9	20.8	20.5	20.4	20.4	20.3	20.3	20.7	20.5	20.3

Diluted EPS (GAAP)	$0.15	$0.21	$0.20	$0.05	$0.06	$0.20	$0.20	$0.03	$0.10	$0.20	$0.60	$0.49	$0.29
Adjusted Diluted EPS (Non-GAAP)	$0.15	$0.21	$0.20	$0.06	$0.07	$0.21	$0.21	$0.18	$0.10	$0.20	$0.61	$0.67	$0.29
*Numbers may not add due to rounding